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                     Daimler-Benz Auto Grantor Trust 1995-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                            Trustee: Citibank, N.A.

Collection Period: February 1998
Distribution Date: 3/16/98

Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement                                           Per $1,000 of  Original
                                                                                                 Class A/Class B
                                                                                                Certificate Amount
                                                                                             ------------------------
 (i)     Principal Distribution
           Class A Amount                                                      $9,626,764.22        $16.884468
           Class B Amount                                                        $506,671.81        $16.884468

(ii)     Interest Distribution
           Class A Amount                                                        $660,161.55         $1.157863
           Class B Amount                                                         $34,745.34         $1.157863

(iii)    Amount of Distribution allocable to the Yield Supplement Amount           $7,965.76
           Class A Amount                                                          $7,567.47
           Class B Amount                                                            $398.29

         Amount of Distribution allocable to the (Excess) Shortfall Amount       ($42,254.81)
           Class A Percentage                                                    ($40,142.07)
           Class B Percentage                                                     ($2,112.74)

(iv)     Monthly Servicing Fee                                                   $118,787.50         $0.197925
           Monthly Supplemental Servicing Fee                                          $0.00         $0.000000
           Class A Percentage of the Servicing Fee                               $112,848.13         $0.197925
           Class A Percentage of the Supplemental Servicing Fee                        $0.00         $0.000000
           Class B Percentage of the Servicing Fee                                 $5,939.37         $0.197925
           Class B Percentage of the Supplemental Servicing Fee                        $0.00

 (v)     Class A Principal Balance (end of Collection Period)                $125,790,989.30
         Class A Pool Factor (end of Collection Period)                            22.062594%
         Class B Principal Balance (end of Collection Period)                  $6,620,578.38
         Class B Pool Factor (end of Collection Period)                            22.062594%

(vi)     Pool Balance (end of Collection Period)                             $132,411,567.68

(vii)    Class A Interest Carryover Shortfall                                          $0.00
         Class A Principal Carryover Shortfall                                         $0.00
         Class B Interest Carryover Shortfall                                          $0.00
         Class B Principal Carryover Shortfall                                         $0.00

(viii)   Amount Otherwise Distributable to the Seller that is Distributed              $0.00         $0.000000
         to Either the Class A or Class B Certificateholders

(ix)     Balance of the Reserve Fund Property (end of Collection Period)
           Class A Amount                                                      $6,738,516.23
           Class B Amount                                                              $0.00

 (x)     Aggregate Purchase Amount of Receivables repurchased by the Seller            $0.00
         or the Servicer
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